UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(D) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 22, 2018

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

88 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

VeriFone Systems, Inc. (the "Company") held its Annual Meeting on March 22, 2018. The matters submitted to a vote of the stockholders at the Annual Meeting and the final results for each matter submitted are as follows:

1.	The Company’s stockholders elected each of the following ten director nominees to serve a one-year term on the Company’s Board of Directors. The vote results were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert W. Alspaugh	89,399,504	1,307,175	552,105	8,270,801
Karen Austin	89,839,270	883,467	536,047	8,270,801
Ronald Black	76,070,406	14,648,564	539,814	8,270,801
Paul Galant	89,483,552	1,242,472	532,760	8,270,801
Alex W. (Pete) Hart	89,306,367	1,400,912	551,505	8,270,801
Robert B. Henske	87,559,509	3,147,561	551,714	8,270,801
Larry A. Klane	89,358,016	1,362,952	537,816	8,270,801
Jonathan I. Schwartz	88,248,612	2,473,909	536,263	8,270,801
Jane J. Thompson	85,470,545	5,235,509	552,730	8,270,801
Rowan Trollope	90,085,720	634,992	538,072	8,270,801

2.	The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as set forth in its Proxy Statement. The vote results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,982,524	44,099,550	1,176,710	8,270,801

3.
The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending October 31, 2018. The vote results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,543,174	1,173,834	812,577	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: March 26, 2018	By:	/S/ Vikram Varma
	Name:	Vikram Varma
	Title:	General Counsel